KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                       47, Avenue Hoche
FAX (212) 715-8000                                          75008 Paris
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                                          September 30, 2002

Conestoga Funds
Five Tower Bridge
300 Barr Harbor Drive, Suite 560
W. Conshohocken, PA  19428

         Re:      Conestoga Funds - Pre-Effective Amendment
                  No. 1 to Registration Statement on Form N-1A
                  --------------------------------------------

Gentlemen:

            We have acted as counsel for Conestoga Funds, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the issuance and offering of its Shares. You have asked our opinion concerning certain matters in connection with the issuance of an indefinite number of shares of beneficial interest, with $0.001 par value, representing interests in the Conestoga Small Cap Fund (the "Shares"), as more fully described in the prospectus (the "Prospectus") and Statement of Additional Information relating to the Shares contained in Pre-Effective Amendment No. 1 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 33-90720) to be filed by the Trust with the Securities and Exchange Commission.

            We have examined the Trust's Certificate of Trust dated February 6, 2002, Trust Instrument dated February 5, 2002, and amended July 17, 2002, the By-Laws of the Trust, the minutes of the Organizational Meeting of the Board of Trustees of the Trust, the Prospectus and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

            We are members of the Bar of the State of New York and are not experts on, and we do not express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which is attached hereto as Exhibit A, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

            Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.



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KRAMER LEVIN NAFTALIS & FRANKEL LLP

The Bear Stearns Funds
September 30, 2002
Page 2


            This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

            Notwithstanding the previous paragraph, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Pre-Effective Amendment No. 1 to the Trust's Registration Statement. Notwithstanding this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     Very truly yours,

                                     /s/ Kramer Levin Naftalis & Frankel LLP

                                                                       EXHIBIT A

               Letterhead of Morris, Nichols, Arsht & Tunnell


                               September 30, 2002





Kramer Levin Naftalis & Frankel LLP
919 Third Avenue
New York, New York  10022-3852

                  Re:      Conestoga Funds
                           ----------------

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Conestoga Funds, a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of beneficial interest therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust
Instrument   of  the  Trust  dated  as  of  July  17,  2002  (the   "Governing
Instrument").

            In rendering  this opinion,  we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 6, 2002 (the "Certificate"); the Governing Instrument; the Trust Instrument of the Trust dated as of February 5, 2002 (the "Original Governing Instrument"); the Bylaws of the Trust dated July 17, 2002 (the "Bylaws"); the Trust's Registration Statement (including the Prospectus and Statement of Additional Information forming a part thereof) under the Securities Act of 1933 on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on June 18, 2002, as amended by Pre-Effective Amendment No. 1 thereto filed with the Commission on or about the date hereof (as so amended, the "Registration Statement"); certain resolutions of the Trustees of the Trust dated July 17, 2002 (such resolutions, together with the Governing Instrument, the Bylaws and the Registration Statement, the "Governing Documents"); the Trust's Notification of Registration pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A filed with the Commission on June 18, 2002; a Certificate of Secretary of the Trust dated September 17, 2002 certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons





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Kramer Levin Naftalis & Frankel LLP
September 30, 2002
Page 2






to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents, and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or dissolution of the Trust under Section 11.04 or 11.05 of the Original Governing Instrument or under Section 11.04 or 11.05 of the Governing Instrument, as applicable; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801; (vi) that the Trust was upon formation, or will become within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering materials relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

            2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

            We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance. Except as provided in the immediately preceding sentence, this opinion may not be relied upon by any other person or entity or for any other purpose without our prior written consent. We hereby consent to the filing of a copy of this opinion with the Commission as part of a pre-effective amendment to the Registration Statement. In giving this consent, we do not

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Kramer Levin Naftalis & Frankel LLP
September 30, 2002
Page 3



thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                    Very truly yours,

                                    MORRIS, NICHOLS, ARSHT & TUNNELL

                                    /s/ Jonathan I. Lessner


                                    Jonathan I. Lessner